                                                                     EXHIBIT 3.3
                               AMENDMENT NO. 1 TO
                          SECOND AMENDED AND RESTATED
                      AGREEMENT OF LIMITED PARTNERSHIP OF
                     NEW ENGLAND INVESTMENT COMPANIES, L.P.

     THIS AGREEMENT, is entered into on this 31st day of March, 1998 by Nvest Corporation, formerly known as New England Investment Companies, Inc. (the "General Partner"), both on its own behalf as general partner of New England Investment Companies, L.P. (the "Partnership") and on behalf of all limited partners of the Partnership (the "Limited Partners").

     WHEREAS, the parties hereto entered into the Second Amended and Restated Agreement of Limited Partnership of New England Investment Companies, L.P. dated as of December 29, 1997 (the "Partnership Agreement");

     WHEREAS, pursuant to Section 2.2(b) of the Partnership Agreement, the General Partner in its sole discretion may change the name of the Partnership at any time and from time to time;

     WHEREAS, pursuant to Section 15.1 of the Partnership Agreement, the General Partner may amend the Partnership Agreement without the approval of any Limited Partner to reflect, among other things, a change in the name of the Partnership or a change that in the good faith opinion of the General Partner does not adversely affect the Limited Partners in any material respect;

     WHEREAS, the General Partner is changing its name to Nvest Corporation, NEIC Operating Partnership, L.P. is changing its name to Nvest Companies, L.P., and the General Partner desires to change the name of the Partnership to Nvest, L.P.;

     NOW, THEREFORE, to implement the understandings set forth herein, it is agreed as follows:

     1.     Definitions.  Capitalized terms not otherwise defined in this
            -----------
Agreement are used as defined in the Partnership Agreement.

     2.     Amendment of Partnership Agreement.  The Partnership Agreement is
            ----------------------------------
amended as follows:

     2.1     Amendment of Article I.  Article I of the Partnership Agreement is
             ----------------------
amended by:

            (a) amending the definition of "Partnership" to read in is entirety as follows:

          ""Partnership" means Nvest, L.P., a Delaware limited partnership."

          (b) adding immediately after the definition of "Ninety-Five Percent Interest" definitions of "Nvest Companies" and "Nvest Corporation" to read in their entirety as follows:

          ""Nvest Companies" means Nvest Companies, L.P., a Delaware limited partnership, formerly known as NEIC Operating Partnership, L.P.

          "Nvest Corporation" means Nvest Corporation, a Massachusetts corporation, formerly known as New England Investment Companies, Inc."

          (c) deleting the definitions of "NEIC, Inc." and "NEICOP." All references in the Partnership Agreement to "NEIC, Inc." shall be deemed to be references to Nvest Corporation, and all references in the Partnership Agreement to "NEICOP" shall be deemed to be references to Nvest Companies.

     2.2. Amendment to Section 2.2.  Section 2.2 of the Partnership Agreement is
          ------------------------
amended to read in its entirety as follows:

               "2.2. Name. The name of the Partnership shall be, and the business of the Partnership shall be conducted under the name of "Nvest, L.P."; provided, however, that (a) the Partnership's business may be conducted under any other name or names deemed advisable by the General Partner, (b) the General Partner in its sole discretion may change the name of the Partnership at any time and from time to time and (c) the name under which the Partnership conducts business shall include "Ltd." or "Limited Partnership" (or similar words or letters) where necessary for purposes of maintaining the limited liability status of each Limited Partner or otherwise complying with the laws of any jurisdiction that so requires."

     2.3. Amendment to Annex A.  Annex A to the Partnership Agreement is amended
          --------------------
to read in its entirety as Annex A attached hereto.

     3.   General.  Except to the extent expressly amended hereby, the
          -------
provisions of the Partnership Agreement shall remain unmodified and are confirmed as being in full force and effect. The headings in this Agreement are for convenience of reference only and shall not alter or otherwise affect the meaning hereof. This Agreement may be executed in any number of counterparts, which together shall constitute one instrument and shall be governed by and construed in accordance with the laws (other than the conflict of law rules) of the State of Delaware and shall bind and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and assigns.

     The undersigned has executed this Agreement as of the date first above written.

                                    NVEST CORPORATION, formerly known as NEW
                                    ENGLAND INVESTMENT COMPANIES, INC.,
                                    on its own behalf, and on behalf of all
                                    Limited Partners


                                    By   /s/ Edward N. Wadsworth
                                      ---------------------------------------
                                        Edward N. Wadsworth
                                        Executive Vice President and
                                        General Counsel

                                                        ANNEX A


                         [Form of Face of Certificate]

                    Units of Limited Partnership Interests in
                                  NVEST, L.P.



     This certifies that                       is the registered holder of
    LP Units representing limited partnership interests in NVEST, L.P., a limited partnership formed under the laws of the State of Delaware (the "Partnership"), transferable on the books of the Partnership, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed and accepted. This Certificate and the LP Units evidenced hereby are issued and shall in all respects be subject to all the provisions of the Agreement of Limited Partnership of the Partnership as amended or restated from time to time, to all of which the holder, by acceptance hereof, assents, and to the additional terms and provisions on the reverse side hereof.

     This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

     Witness the facsimile signatures of the duly authorized officers of the General Partner of the Partnership.

DATED:

NVEST, L.P.

By NVEST CORPORATION
as General Partner

By.....................................    By...................................


COUNTERSIGNED AND REGISTERED:

 .......................................
as Transfer Agent and Registrar

By  ...................................

                     (Form of Reverse Side of Certificate)
                                  NVEST, L.P.

     NVEST, L.P., a limited partnership formed under the laws of the State of Delaware (the "Partnership"), will furnish to the holder and each assignee of this Certificate and the LP Units evidenced hereby, without charge, on written request to the Partnership at its principal place of business, 399 Boylston Street, Boston, MA 02116, a copy of the Agreement of Limited Partnership of the Partnership, as amended or restated from time to time.


     FOR VALUE RECEIVED,                          hereby sell, assign
and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
     IDENTIFYING NUMBER OF ASSIGNEE

 ................................................................................

 ................................................................................

 ................................................................................

 ............LP Units representing limited partnership interests evidenced by this Certificate and do hereby irrevocably constitute and appoint
 ................. to transfer the said LP Units on the books of the Partnership with full power of substitution in the premises.

Dated: .....................

                                  .............................................
                                                    (Signature)


 ............................      ..............................................
  SIGNATURE(S) GUARANTEED                           (Signature)

SIGNATURE(S) MUST BE              NOTICE: The Signature(s) to this Agreement
GUARANTEED BY A MEMBER FIRM       must correspond with the name(s) as written
OF THE NEW YORK STOCK             upon the face of this Certificate in every
EXCHANGE OR BY A COMMERCIAL       particular, without alteration or enlargement
BANK OR TRUST COMPANY             or any change whatever.

Acceptance of LP Units Representing Limited Partnership Interests in NVEST, L.P.

     The Undersigned (the "Assignee") hereby (a) agrees to become a limited partner of NVEST, L.P., a Delaware limited partnership (the "Partnership"), and a party to, and hereby executes, the Agreement of Limited Partnership of the Partnership, as amended or restated from time to time (the "Agreement"), (b) agrees to comply with and be bound by all the provisions of such Agreement and
(c) grants the Power of Attorney set forth in Article II of such Agreement.


Dated: ......................            ......................................
                                                 Signature of Assignee

     The LP Units evidenced hereby shall be subject to such restrictions on transfer, if any, as the General Partner of the Partnership may impose from time to time pursuant to the provisions of the Partnership's Second Amended and Restated Agreement of Limited Partnership, including without limitation any such restrictions imposed as part of or in connection with any Restructuring (as defined in such Second Amended and Restated Agreement of Limited Partnership). Attempted transfers in violation of such restrictions may result in the imposition of damages or penalties, including forfeiture of the LP Units evidenced hereby.
                                      -6-